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                                                                       Exhibit A
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                      AGREEMENT OF FILING OF SCHEDULE 13G
                              ON BEHALF OF EACH OF
                       DOMINIC K. CHAN AND MARSHA C. CHAN


     The undersigned, pursuant to Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended, hereby agree that the Schedule 13G with respect to each of his or her interests in the Common Stock, $0.01 par value per share, of Peritus Software Services, Inc., a Massachusetts corporation, and to which this statement is appended as Exhibit A, is to be filed with the
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Securities and Exchange Commission on behalf of each of the undersigned on or about the date hereof.


Date:  February 17, 1998                      /s/ Dominic K. Chan
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                                              Dominic K. Chan



Date:  February 17, 1998                      /s/ Marsha C. Chan
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                                              Marsha C. Chan